Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-32463 and 333-92228 each on Form S-8, of our report dated June 28, 2012, appearing in this Annual Report on Form 11-K of the PerkinElmer, Inc. Savings Plan for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

June 18, 2013